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                                                                EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Wheels Sports Group, Inc.

We consent to the inclusion in this registration statement on Form S-4 of our reports on:

- Our audits of the consolidated financial statements of Wheels Sports Group, Inc. dated January 21, 1997, except for Note 3A, which is dated October 4, 1997.

- Our audits of the financial statements of High Performance dated February 6, 1998.

We also consent to the reference of our firm under the captions "Experts" and "Selected Financial Data."



/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
Greensboro, North Carolina
May 8, 1998